EXHIBIT 23.2

LBB & ASSOCIATES LTD., LLP

10260 Westheimer Road, Suite 310

Houston, TX 77042

Phone: (713) 800-4343 Fax: (713) 456-2408

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Cumberland Hills Ltd.

We consent to the use in this Registration Statement on Form S-1 /A of our report dated May 16, 2012, relating to the financial statements of Cumberland Hills Ltd., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under heading “Experts” in such Prospectus.

/s/ LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas

September 11, 2012